UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 31, 2016

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 31, 2016, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued a press release announcing the closing of its public offering of 9,500,000 units (“Units”), with each Unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant to purchase 0.5 of a share of Common Stock. The Units were sold at a public offering price of $0.55 per Unit, less underwriting discounts. Dawson James Securities, Inc. (the “Underwriter”) also purchased additional warrants to acquire 712,500 shares of Common Stock pursuant to the over-allotment option exercised in part by the underwriter for gross proceeds of $713. The Company also issued compensation warrants to the Underwriter to purchase 473,605 shares of Common Stock. A copy of the press release is included as Exhibit 99.01 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

99.01	Press Release, dated October 31, 2016, issued by Tonix Pharmaceuticals Holding Corp.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 31, 2016	By: /s/ BRADLEY SAENGER
Bradley Saenger
Chief Financial Officer